UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2007

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE.

On January 30, 2007, the Company commenced an undertaking to solicit consents with respect to four issues of its outstanding debt and two additional issues of its outstanding convertible debt.  In its solicitation, the Company seeks consents to certain amendments to its Indentures and waivers of certain defaults that may have occurred under the Indentures.

The Company has extended the consent solicitation deadline with respect to each series of the debt.  The new consent deadline is 5:00 p.m., New York City time, on February 7, 2007. Accordingly, holders that validly provide their consent by the new deadline will be eligible to receive the consent fee described in the Consent Solicitation Statement.  A copy of a supplement to the Consent Solicitation Statement is furnished herewith.

Any consents received by the original February 6, 2007 deadline are now irrevocable.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.
• Not applicable

(b)	Pro forma financial information.
• Not applicable

(c)	Exhibits. The following exhibit to the matters disclosed under Item 7.01 are furnished, not filed, pursuant to General Instruction B 2 to Form 8-K:
	99.1	Supplement to Consent Solicitation Statement, dated February 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date: February 6, 2007